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                                                                 Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 2 on Form S-3 to Form S-4) of IMC Global Inc. for the registration of 8,623,269 warrants to purchase shares of Common Stock and 8,628,269 shares of Common Stock and to the incorporation by reference therein of our report dated January 26, 1998, with respect to the consolidated financial statements of IMC Global Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Chicago, Illinois
November 19, 1998